                                                            Page 1 of
                                                Exhibit Index is on page 10

   As filed with the Securities and Exchange Commission on November 21, 1996

                                                Registration No 33-32934

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           CORESTATES FINANCIAL CORP
                           -------------------------
             (Exact name of registrant as specified in its charter)

     Pennsylvania                                       23-1899716
     ------------                                       ----------
(State of incorporation)                                (IRS Employer
                                                        Identification No.)

Philadelphia National Bank Building
Broad and Chestnut Streets                              19107
Philadelphia, PA                                        -----
-----------------------------------                     (Zip Code)
(Address of Principal Executive
Offices)

              CORESTATES EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN
                  (formerly known as CORESTATES SAVINGS PLAN)
                  -------------------------------------------
                           (Full title of the plan)

                          ---------------------------

                             David T. Walker, Esq.
                           CoreStates Financial Corp
                      Philadelphia National Bank Building
                           Broad and Chestnut Streets
                            Philadelphia, PA  19101
                                 (215) 973-5680
           (Name, address and telephone number of agent for service)

                              --------------------

                                    Copy to:

                              Vernon Stanton, Jr.
                             DRINKER BIDDLE & REATH
                      Philadelphia National Bank Building
                                   11th Floor
                              1345 Chestnut Street
                          Philadelphia, PA  19107-3496


                        CALCULATION OF REGISTRATION FEE


================================================================================
  Title of              Amount         Proposed       Proposed       Amount of
 Securities             to be          Maximum         Maximum      Registration
   to be              Registered     Offering Price   Aggregate       Fee(1)
 Registered                           Per Share(1)     Offering
                                                       Price(1)
--------------------------------------------------------------------------------
Common Stock,         3,000,000         $51.75       $155,250,000    $47,045.41
par value $1.00       shares(2)
per share
================================================================================

(1) Calculated pursuant to Rule 457(c). Computed based upon $51.75 per share, the average of the high and low prices of a share of Common Stock of the Registrant reported in the New York Stock Exchange consolidated reporting system on November 18, 1996. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan.

(2) The Registrant previously registered 2,005,831 shares (and an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan) on January 17, 1990 and paid the registration fee in connection with such registration. The shares registered hereunder are in addition to such shares.

     Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-32934) relating to the CoreStates Savings Plan (now known as the CoreStates Employee Stock Ownership and Savings Plan), except for the Items set forth below.


     Item 6.   Indemnification of Directors and Officers.

          The Pennsylvania Business Corporation Law ("PBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that the person is or was a representative of the corporation (or is or was serving at the request of the corporation as a representative of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The PBCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a threatened, pending or completed derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was bought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          The PBCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, shareholders' vote, agreement or otherwise; provided that the indemnification
                                            --------
shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          The PBCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability as described above.

          The Articles of Incorporation of CoreStates Financial Corp (the "Registrant") provide that no director or officer of the Registrant, as such, shall be personally liable to the Registrant or its shareholders for monetary damages for any action taken, or any failure to take any action, except where the director or officer (a) has breached or failed to perform the duties of his or her office under the Registrant's Articles of Incorporation, By-laws or applicable provisions of law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) is responsible or liable pursuant to a criminal statute or (c) is responsible or liable for the payment of taxes pursuant to local, state or federal law.

          Pursuant to the Registrant's By-laws, the Registrant is obligated to indemnify an Indemnified representative (as defined below) against any Liability (as defined below) incurred in connection with any Proceeding (as defined below) in which the Indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an Indemnified capacity (as defined below), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products Liability, except:

           (i) where such indemnification is expressly prohibited by applicable law, or

          (ii) where the conduct of the Indemnified representative has been determined to constitute willful misconduct or recklessness within the meaning of 42 Pa.C.S. ((S)) 8365(b) (now a reference to PBCL ((S)) 1746(b)) or any superseding provision of law, sufficient in the circumstances to bar indemnification against Liabilities arising from the conduct.

For purposes of the foregoing,

          "Indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

          "Indemnified representative" means any and all directors and officers of the Registrant and any other person designated as an indemnified representative by the Board of Directors of the Registrant (which may, but need not, include any person serving at the request of the Registrant, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

          "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or other cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

          "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Registrant, a class of its security holders or otherwise.

          The Registrant's By-laws provide that to further effect, satisfy or secure indemnification obligations, the Registrant may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant security interests in any assets or properties of the Registrant, or enter into any other arrangement as the Board of Directors of the Registrant deems appropriate.

          The By-laws also specify that the right to indemnification provided thereby is a contract right and entitle the persons to be indemnified to be reimbursed for the expense of prosecuting any such claim against the Registrant and to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant upon the receipt of an undertaking by or on behalf of such persons to repay such amounts if it ultimately is determined in an arbitration proceeding conducted pursuant to the Registrant's By-laws that such persons are not entitled to be indemnified by the Registrant. The rights to indemnification and advancement of expenses granted pursuant to the By-laws continue as to a person who has ceased to be an Indemnified representative in respect of matters prior to such time and inure to the benefit of representatives of such a person.

          Any dispute related to the right to indemnification or advancement of expenses as indemnification for liabilities arising under the Securities Act of 1933 which the Registrant has undertaken to submit to a court for adjudication shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Any award entered by the arbitrators shall be final, binding and nonappealable and judgement may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction.


     Item 8.   Exhibits.

          5 The Registrant has submitted or will submit the CoreStates Employee Stock Ownership and Savings Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plan.

          23   Consents of Independent Auditors

          24   Powers of Attorney


Item 9.   Undertakings.
          ------------


     The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement No. 33-32934 to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on November 21, 1996.


                               CORESTATES FINANCIAL CORP


                               By:/s/ Terrence A. Larsen
                                  ------------------------
                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signatures                  Title                       Date
       ----------                  -----                       ----
/s/ Terrence A. Larson        Director, Chairman of        November 21, 1996
-------------------------     the Board and Chief
Terrence A. Larsen            Executive Officer


/s/ Christoper J. Carey       Chief Financial Officer      November 21, 1996
-------------------------     Principal Financial Officer
Christopher J. Carey          and Principal Accounting
                              Officer

            *                 Director                     November 21, 1996
-------------------------
Robert W. Cardy


                              Director                     November 21, 1996
-------------------------
Carlton E. Hughes


            *                 Director                     November 21, 1996
-------------------------
Ernest E. Jones


       Signatures                  Title                Date
       ----------                  -----                ----

                           Director               November 21, 1996
-------------------------
Herbert Lotman

            *              Director               November 21, 1996
-------------------------
George V. Lynett

            *              Director               November 21, 1996
-------------------------
Marlin Miller, Jr.

            *              Director               November 21, 1996
-------------------------
Samuel A. McCullough

            *              Director               November 21, 1996
-------------------------
Patricia A. McFate

                           Director               November 21, 1996
-------------------------
Lawrence R. Pugh

            *              Director               November 21, 1996
-------------------------
James M. Seabrook, Sr.

            *              Director               November 21, 1996
-------------------------
Raymond W. Smith

            *              Director               November 21, 1996
-------------------------
George Strawbridge, Jr.

            *              Director               November 21, 1996
-------------------------
Peter S. Strawbridge

            *              Director               November 21, 1996
-------------------------
Judith M. von Seldeneck

* by /s/ Lucinda Gannon, Esq.
     -------------------------
     Attorney-In-Fact

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Administrator of the CoreStates Employee Stock Ownership and Savings Plan ("Plan") has caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunder duly authorized, on November 21, 1996.


                              CORESTATES EMPLOYEE STOCK OWNERSHIP AND
                              SAVINGS PLAN



                              By: /s/ Maureen Pugh
                                 ------------------------------------
                                  Title: Plan Administrator

                                 EXHIBIT INDEX
                                 -------------


Description                               Number             Page
-----------                               ------             ----

Consent of Coopers & Lybrand               23.1              11-13

Consent of Ernst & Young LLP               23.2

Consent KPMG Peat Marwick LLP              23.3

Powers of Attorney                         24                14-26